SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 31, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                     001-16533                    63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


100 Brookwood Place, Birmingham, Alabama                            35209
(Address of Principal Executive Office)                           (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Effective April 1, 2005 the base salaries of the five executive officers who are now our most highly compensated employees increased. These increases were approved by our Compensation Committee, which is made up entirely of independent directors. The yearly salary for our Chairman and Chief Executive Officer, A. Derrill Crowe, M.D., increased from $650,000 to $680,000. The yearly salary for our President and Chief Operating Officer, Victor T. Adamo, Esq., increased from $486,720 to $490,000. The yearly salary for our Vice-Chairman, Paul R. Butrus, increased from $460,000 to $465,000. The yearly salary for our Chief Financial Officer, Ned L. Rand, Jr. (see item 5.02) increased from $335,000 to $360,000 and the yearly salary of Howard Friedman, our Corporate Secretary and the Chief Underwriting Officer and Chief Actuary in our Professional Liability segment increased from $375,000 to $390,000.

(b) These five most highly compensated individuals also received bonuses on April 1, 2005. These bonuses were approved by the Compensation Committee of the Board of Directors. Bonuses for our executive officers are paid in stock and cash; the receipt of the stock portion on these bonuses was reported to the SEC by each individual in a Form 4 filed on March 10, 2005. Dr. Crowe received a total bonus of $646,320, which included 7,305 shares as the stock portion of the bonus, Mr. Adamo received a total bonus of $290,379, which included 3,282 shares as the stock portion of the bonus, Mr. Butrus received a total bonus of $171,060, which included 1,933 shares as the stock portion of the bonus, Mr. Rand received a total bonus of $91,342, which included 1,032 shares as the stock portion of the bonus and Mr. Friedman received a total bonus of $182,735 , which included 2,065 shares as the stock portion of the bonus. The shares were valued at $41.15 per share for purposes of determining the number of shares to be awarded.

(c) Effective April 1, 2005 the compensation paid to our Non-management Directors changed. Non-management directors will receive a monthly retainer in the amount of $2,000 per month except for the members of the Audit Committee who will receive a retainer of $2,667 per month. The Chairman of the Audit Committee will receive an additional amount of $500 per month. Directors will be paid meeting fees of $2,000 for each day the director attends a Board meeting and $1,000 for Committee meetings that are not held on the same day as Board meetings. Directors will also receive an annual grant of 1,000 shares each of ProAssurance Corporation common stock to be issued at the close of business on the date of the Annual Meeting of Shareholders. Directors continue to be eligible to participate in the ProAssurance Corporation Stock Ownership Plan. Management directors do not receive any additional cash or stock compensation for their service as a director.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2005 Edward L. Rand, Jr., CPA (38) assumed the duties of Chief Financial Officer of ProAssurance Corporation. Mr. Rand was employed by ProAssurance Corporation as our Senior Vice-President of Finance on November 8, 2004.

Mr. Rand is replacing Howard H. Friedman (46) who has served as Chief Financial Offer since the formation of ProAssurance in June, 2001. Mr. Friedman remains a Senior Vice-President of ProAssurance and retains his position as our Corporate Secretary and will continue to be the Chief Underwriting Officer and Chief Actuary for our professional liability segment.

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These changes were announced in a news release issued after the close of NYSE trading hours on March 31, 2005.

The transition is being made to strengthen ProAssurance's overall management structure and Mr. Friedman is not leaving his position as the result of any disagreement. Mr. Friedman has effectively had the responsibility for both financial and underwriting operations for some time now, and this change allows him to concentrate on further refining our underwriting process.

Prior to his employment with ProAssurance Mr. Rand was employed for four years by PartnerRe, Ltd most recently as Chief Accounting Officer and Head of Corporate Finance. Before joining PartnerRe he was the Chief Financial Officer of Atlantic American Corporation.

Mr. Rand's experience in finance and financial reporting will enable him to enhance our capital management strategy as we seek to maintain the strength of our balance sheet and maximize value for our stockholders. We expect Mr. Rand to help ensure that we remain fully compliant with all Sarbanes-Oxley requirements.

Mr. Rand serves at the pleasure of the ProAssurance Board of Directors, subject to a Severance Agreement dated as of March 31, 2005. The Severance Agreement provides Mr. Rand compensation in the event that he is terminated without cause, or voluntarily resigns for "good reason." If such termination occurs within two years after his date of employment with ProAssurance, Mr. Rand is entitled to compensation in an amount equal to twice his annual base salary and bonus compensation; thereafter the severance compensation will be an amount equal to his average annual compensation. In addition his health care benefits would be continued for a period of time and he would be entitled to outplacement services. Mr. Rand may assert good reason in certain enumerated circumstances including demotion, relocation, a reduction in base salary, or the failure of any successor of ProAssurance to assume the Severance Agreement.

In addition to the Severance Agreement, we also provided Mr. Rand our standard form Indeminifcation Agreement effective upon his hiring. At that time his base salary was $335,000 (since updated, see Item 1.01(a)). Concurrent with his hiring Mr. Rand was granted 10,000 options to purchase ProAssurance common stock (previously reported by Mr. Rand on a Form 4 filed November 9, 2004) and a cash payment of $75,000. In addition, Mr. Rand was guaranteed a bonus for 2004 of $75,000. The Company also agreed to compensate Mr. Rand for certain retention arrangements with his former employer that he forfeited upon acceptance of the ProAssurance position totaling $100,000 payable through May of 2006. Once Mr. Rand has met certain length of service requirements he is eligible to participate in the Company's various benefit plans available to all full time employees. In 2005 Mr. Rand will also participate in the Company's executive bonus plan which provides for a bonus, payable in both stock of ProAssurance and cash of up to 50% of his base salary. Mr. Rand was reimbursed for the costs of his relocation to Birmingham.

This description is subject to, and qualified in its entirety by, the Severance Agreement and the Indeminification Ageement filed as exhibits 99.1 and 99.2, and incorporated into this Form 8K by reference.


Item 7.01 Regulation FD Disclosure

On March 31, 2005 we issued a News Release announcing these changes to our management team. A copy of this news release is attached as Exhibit 99.3.

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We are furnishing the News Release in accordance with item 7.01, Regulation FD
Disclosure. This exhibit shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


Item 9.01 Financial Statements and Exhibits

  Exhibit             Description
  -------             -----------
Exhibit 99.1: Severance Agreement dated as of March 31, 2005

Exhibit 99.2: Form of Indemnification Agreement dated as of November 8, 2004,
              Filed as Exhibit 10.6 in ProAssurance Annual Report on Form 10K for the year ended December 31, 2004 and incorporated herein by reference.

Exhibit 99.3: News release, dated March 31, 2005, announcing changes in the
              ProAssurance management team.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005


                                                 PROASSURANCE CORPORATION

                                                 By: /s/ Edward L. Rand, Jr.
                                                 -------------------------------
                                                         Edward L. Rand, Jr.
                                                         Chief Financial Officer

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